Exhibit 5.2

Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399	Tel 425 882 8080 Fax 425 706 7329 www.microsoft.com

May 14, 2020

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

Ladies and Gentlemen:

I am Deputy General Counsel, Corporate, External, and Legal Affairs and Assistant Secretary of Microsoft Corporation, a Washington corporation (the “Company”). I have acted in such capacity in connection with the Registration Statement on Form S-4 (File No. 333-237925), as amended by Amendment No. 1 thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. Upon the terms and subject to the conditions set forth in the prospectus contained in the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offers”) the notes of the Company set forth on Annex I hereto (the “Existing Notes”) for up to $6,250,000,000 in aggregate principal amount of a new series of notes of the Company due 2050 and up to $3,750,000,000 in aggregate principal amount of a new series of notes of the Company due 2060 (together, the “Notes”), as applicable and as set forth on Annex I hereto, and a cash payment. The Notes will be issued under the indenture, dated as of May 18, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a thirteenth supplemental indenture thereto, to be dated the date the Notes are first issued (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

Microsoft Corporation is an equal opportunity employer.
1

Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399	Tel 425 882 8080 Fax 425 706 7329 www.microsoft.com

I have examined the Registration Statement, the Base Indenture and the form of the Thirteenth Supplemental Indenture, which have been filed with the registration Statement. I also have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. I also have assumed that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Trustee.

Microsoft Corporation is an equal opportunity employer.
2

Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399	Tel 425 882 8080 Fax 425 706 7329 www.microsoft.com

In rendering the opinion set forth below, I have assumed further that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Notes are offered or issued as contemplated by the Registration Statement; and (iii) all Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, when the Notes have been duly executed and delivered in accordance with the Indenture pursuant to the Exchange Offers, the Notes will be duly executed and delivered by the Company in accordance with the law of the State of Washington.

I do not express any opinion herein concerning any law other than the law of the State of Washington.

Microsoft Corporation is an equal opportunity employer.
3

Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399	Tel 425 882 8080 Fax 425 706 7329 www.microsoft.com

In rendering its opinion, Simpson Thacher & Bartlett LLP may rely upon this opinion as to matters of the law of the State of Washington addressed herein as if this opinion were addressed directly to them.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement filed with the Commission and to the use of my name under the caption “Validity of the New Notes” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Keith R. Dolliver

Keith R. Dolliver, Esq. Deputy General Counsel, Corporate, External, and Legal Affairs and Assistant Secretary

Microsoft Corporation is an equal opportunity employer.
4

Annex I

Existing Notes	Notes Issued in the Exchange Offers

4.875% Notes due 2043	Notes due 2050

5.300% Notes due 2041	Notes due 2050

4.450% Notes due 2045	Notes due 2050

5.200% Notes due 2039	Notes due 2050

4.250% Notes due 2047	Notes due 2050

4.500% Notes due 2040	Notes due 2050

3.750% Notes due 2043	Notes due 2050

3.750% Notes due 2045	Notes due 2050

4.100% Notes due 2037	Notes due 2050

4.200% Notes due 2035	Notes due 2050

4.750% Notes due 2055	Notes due 2060

4.500% Notes due 2057	Notes due 2060

4.000% Notes due 2055	Notes due 2060

3.950% Notes due 2056	Notes due 2060